NEWS RELEASE

ASTEC REPORTS SECOND QUARTER 2025 RESULTS

Second Quarter 2025 Overview (all comparisons are made to the corresponding prior year second quarter unless otherwise specified):

•Net sales of $330.3 million
•Net income of $16.7 million; Adjusted net income of $20.3 million
•EBITDA of $29.0 million; Adjusted EBITDA of $33.7 million
•Diluted EPS of $0.72; Adjusted EPS of $0.88
•Operating cash flow of $12.9 million; Free cash flow of $9.0 million

CHATTANOOGA, Tenn. (August 6, 2025) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the second quarter ended June 30, 2025.

"Astec reported another strong quarter building on its strategic initiatives to deliver consistency, profitability and growth," said Jaco van der Merwe, Chief Executive Officer. "Operational efforts continue to gain traction, manufacturing and procurement efforts are driving enhanced efficiencies and increases were achieved in net income, EBITDA and earnings per share. On July 1, 2025, we completed the acquisition of TerraSource, an adjacent manufacturer of materials processing equipment and related aftermarket parts. TerraSource has annual revenues in excess of $150 million, with over 60% of revenues from aftermarket parts and services. We are excited to welcome TerraSource employees to the Astec team."

Brian Harris, Chief Financial Officer, commented, "We were pleased to generate net income of $16.7 million and an adjusted EBITDA of $33.7 million in the second quarter, compared to a $14.0 million net loss and $27.6 million of adjusted EBITDA in the second quarter last year, along with strong free cash flows. We are updating the lower end of our full year guidance from $105 million to $110 million on our core business while keeping the top end of the range unchanged at $125 million. We are also increasing our guidance to reflect the expected second half contributions by TerraSource. We expect TerraSource to provide adjusted EBITDA in the $13 million to $17 million range, bringing our consolidated guidance expectations for adjusted EBITDA to a range of $123 million to $142 million."

	GAAP				Adjusted
(in millions, except per share and percentage data)	2Q 2025	2Q 2024	Change		2Q 2025	2Q 2024	Change
Net sales	$330.3	$345.5	(4.4)%
Infrastructure Solutions	204.6	221.4	(7.6)%
Material Solutions	125.7	124.1	1.3%
Backlog	380.8	531.1	(28.3)%
Infrastructure Solutions	256.1	368.6	(30.5)%
Material Solutions	124.7	162.5	(23.3)%
Income (loss) from operations	21.4	(10.7)	300.0%		26.1	21.4	22.0%
Operating margin	6.5%	(3.1)%	960	bps	7.9%	6.2%	170	bps
Effective tax rate	25.7%	(2.2)%	2,790	bps	25.3%	23.9%	140	bps
Net income (loss) attributable to controlling interest	16.7	(14.0)	219.3%		20.3	14.0	45.0%
Diluted EPS	0.72	(0.61)	218.0%		0.88	0.61	44.3%
EBITDA (a non-GAAP measure)	29.0	(4.4)	759.1%		33.7	27.6	22.1%
EBITDA margin (a non-GAAP measure)	8.8%	(1.3)%	1,010	bps	10.2%	8.0%	220	bps

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $204.6 million decreased 7.6% primarily due to a challenging environment for mobile paving and forestry equipment. Demand for asphalt and concrete plants remained at healthy levels. Parts and Service remained stable.
•Segment Operating Adjusted EBITDA of $32.2 million increased 18.4% and Segment Operating Adjusted EBITDA margin of 15.7% increased 340 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $125.7 million increased by 1.3%. We were encouraged by continued positive development of Implied Orders. We have seen initial signs of dealer inventory replenishment as rental utilization remains strong.
•Segment Operating Adjusted EBITDA of $14.2 million increased 39.2% and Segment Operating Adjusted EBITDA margin of 11.3% increased 310 basis points.

Liquidity and Cash Flow
•Our total liquidity was $247.6 million, consisting of $87.8 million of cash and cash equivalents available for operating purposes and $159.8 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was $12.9 million and Free Cash Flow in the quarter was $9.0 million.
•In connection with the closing of the TerraSource acquisition, entered into a new credit agreement providing for (i) a revolving credit facility, a term loan facility, a swing line facility and a letter of credit facility, in an initial aggregate amount of up to $600.0 million, and (ii) an incremental facilities limit in an aggregate amount not to exceed $150.0 million.

Second Quarter Capital Allocation
•Capital expenditures of $3.9 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, August 6, 2025, at 8:30 A.M. Eastern Time, to review its second quarter financial results as well as current business conditions and the proposed acquisition of TerraSource.

To access the call, dial (888) 440-4118 on Wednesday, August 6, 2025 at least 10 minutes prior to the scheduled time for the call. International callers should dial +1 (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/782370627

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until August 20, 2025 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate, anticipated benefits from the TerraSource acquisition, the United States and global economies and guidance for fiscal 2025. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Commission, including those risks described in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$330.3	$345.5	$659.7	$654.7
Cost of sales	242.0	264.2	479.0	496.5
Gross profit	88.3	81.3	180.7	158.2

Operating expenses:
Selling, general and administrative expenses	67.0	71.1	138.9	142.5
Goodwill impairment	—	20.2	—	20.2
Restructuring and other asset gains, net	(0.1)	0.7	(0.1)	(0.1)
Total operating expenses	66.9	92.0	138.8	162.6
Income (loss) from operations	21.4	(10.7)	41.9	(4.4)

Other income (expenses), net:
Interest expense	(2.1)	(3.1)	(4.1)	(5.8)
Other income, net	3.3	0.1	4.5	1.2
Income (loss) before income taxes	22.6	(13.7)	42.3	(9.0)
Income tax provision	5.8	0.3	11.2	1.7
Net income (loss)	16.8	(14.0)	31.1	(10.7)
Net (income) loss attributable to noncontrolling interest	(0.1)	—	(0.1)	0.1
Net income (loss) attributable to controlling interest	$16.7	$(14.0)	$31.0	$(10.6)

Earnings per common share
Basic	$0.73	$(0.61)	$1.36	$(0.47)
Diluted	0.72	(0.61)	1.35	(0.47)

Weighted average shares outstanding
Basic	22,877	22,797	22,855	22,779
Diluted	23,075	22,797	23,026	22,779

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended June 30,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$204.6	$221.4	$(16.8)		(7.6)%
Materials Solutions	125.7	124.1	1.6		1.3%
Net sales	$330.3	$345.5	$(15.2)		(4.4)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$32.2	$27.2	$5.0		18.4%
Materials Solutions	14.2	10.2	4.0		39.2%
Segment Operating Adjusted EBITDA - Reportable Segments	46.4	37.4
Reconciliation of Segment Operating Adjusted EBITDA to "Income (loss) before income taxes"
Corporate and Other	(12.7)	(9.8)
Transformation program	(3.4)	(11.1)
Restructuring and other related charges	—	(0.9)
Goodwill impairment	—	(20.2)
Gain on sale of property and equipment, net	0.1	0.2
Transaction costs	(1.4)	—
Interest expense, net	(0.5)	(2.7)
Depreciation and amortization	(6.0)	(6.6)
Net income attributable to noncontrolling interest	0.1	—
Income (loss) before income taxes	$22.6	$(13.7)

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	15.7%	12.3%	340	bps
Materials Solutions	11.3%	8.2%	310	bps

(Continued)

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NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Six Months Ended June 30,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$440.6	$423.6	$17.0		4.0%
Materials Solutions	219.1	231.1	(12.0)		(5.2)%
Net sales	$659.7	$654.7	$5.0		0.8%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$75.1	$52.8	$22.3		42.2%
Materials Solutions	19.4	15.5	3.9		25.2%
Segment Operating Adjusted EBITDA - Reportable Segments	94.5	68.3
Reconciliation of Segment Operating Adjusted EBITDA to "Income (loss) before income taxes"
Corporate and Other	(25.6)	(21.8)
Transformation program	(10.3)	(17.4)
Restructuring and other related charges	—	(1.0)
Goodwill impairment	—	(20.2)
Gain on sale of property and equipment, net	0.1	1.1
Transaction costs	(2.2)	—
Interest expense, net	(1.9)	(4.8)
Depreciation and amortization	(12.4)	(13.1)
Net income (loss) attributable to noncontrolling interest	0.1	(0.1)
Income (loss) before income taxes	$42.3	$(9.0)

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	17.0%	12.5%	450	bps
Materials Solutions	8.9%	6.7%	220	bps
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$88.7	$90.8
Investments	2.9	3.0
Trade receivables, contract assets and other receivables, net	159.9	167.2
Inventories, net	448.8	422.7
Other current assets, net	45.7	39.1
Total current assets	746.0	722.8
Property, plant and equipment, net	180.1	181.9
Other long-term assets	139.3	138.9
Total assets	$1,065.4	$1,043.6

Liabilities
Current liabilities:
Accounts payable	$89.1	$79.2
Customer deposits	70.2	77.3
Other current liabilities	115.5	115.2
Total current liabilities	274.8	271.7
Long-term debt	85.0	105.0
Other long-term liabilities	30.7	29.3
Total equity	674.9	637.6
Total liabilities and equity	$1,065.4	$1,043.6

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NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$31.1	$(10.7)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	27.8	39.8
Distributions to deferred compensation programs' participants	(0.6)	(0.5)
Change in operating assets and liabilities	(24.9)	(64.7)
Net cash provided by (used in) operating activities	33.4	(36.1)
Cash flows from investing activities:
Expenditures for property and equipment	(7.8)	(13.4)
Proceeds from sale of property and equipment	0.2	1.1
Purchase of investments	(0.6)	(0.7)
Sale of investments	0.5	0.4
Net cash used in investing activities	(7.7)	(12.6)
Cash flows from financing activities:
Payment of dividends	(5.9)	(5.9)
Proceeds from borrowings on credit facilities and bank loans	102.3	107.2
Repayments of borrowings on credit facilities and bank loans	(125.0)	(51.4)
Sale of Company stock by deferred compensation programs, net	0.1	0.1
Withholding tax paid upon vesting of share-based compensation awards	(0.7)	(0.5)
Net cash (used in) provided by financing activities	(29.2)	49.5
Effect of exchange rates on cash	1.4	(0.8)
Decrease in cash, cash equivalents and restricted cash	(2.1)	—
Cash, cash equivalents and restricted cash, beginning of period	90.8	63.2
Cash, cash equivalents and restricted cash, end of period	$88.7	$63.2

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NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities, to the extent that they are experienced, may include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Costs associated with the pursuit of acquisition opportunities, including our recent TerraSource acquisition, or the effected acquisition and integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

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NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$330.3	$345.5	$659.7	$654.7

Income (loss) from operations	$21.4	$(10.7)	$41.9	$(4.4)
Adjustments:
Transformation program	3.4	11.2	10.4	17.7
Restructuring and other related charges	—	0.9	—	1.0
Goodwill impairment	—	20.2	—	20.2
Gain on sale of property and equipment, net	(0.1)	(0.2)	(0.1)	(1.1)
Transaction costs	1.4	—	2.2	—
Adjusted income from operations	$26.1	$21.4	$54.4	$33.4
Adjusted operating margin	7.9%	6.2%	8.2%	5.1%

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NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to controlling interest	$16.7	$(14.0)	$31.0	$(10.6)
Adjustments:
Transformation program	3.4	11.2	10.4	17.7
Restructuring and other related charges	—	0.9	—	1.0
Goodwill impairment	—	20.2	—	20.2
Gain on sale of property and equipment, net	(0.1)	(0.2)	(0.1)	(1.1)
Transaction costs	1.4	—	2.2	—
Income tax impact of adjustments	(1.1)	(4.1)	(2.9)	(5.4)
Adjusted net income attributable to controlling interest	$20.3	$14.0	$40.6	$21.8

Diluted EPS	$0.72	$(0.61)	$1.35	$(0.47)
Adjustments:
Transformation program (a)	0.15	0.49	0.44	0.78
Restructuring and other related charges	—	0.03	—	0.05
Goodwill impairment	—	0.89	—	0.89
Gain on sale of property and equipment, net	—	(0.01)	—	(0.05)
Transaction costs	0.06	—	0.10	—
Income tax impact of adjustments	(0.05)	(0.18)	(0.13)	(0.24)
Adjusted EPS	$0.88	$0.61	$1.76	$0.96

(a) Calculation includes the impact of a rounding adjustment

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Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$330.3	$345.5	$659.7	$654.7

Net income (loss) attributable to controlling interest	$16.7	$(14.0)	$31.0	$(10.6)
Interest expense, net	0.5	2.7	1.9	4.8
Depreciation and amortization	6.0	6.6	12.4	13.1
Income tax provision	5.8	0.3	11.2	1.7
EBITDA	29.0	(4.4)	56.5	9.0
EBITDA margin	8.8%	(1.3)%	8.6%	1.4%

Adjustments:
Transformation program	3.4	11.1	10.3	17.4
Restructuring and other related charges	—	0.9	—	1.0
Goodwill impairment	—	20.2	—	20.2
Gain on sale of property and equipment, net	(0.1)	(0.2)	(0.1)	(1.1)
Transaction costs	1.4	—	2.2	—
Adjusted EBITDA	$33.7	$27.6	$68.9	$46.5
Adjusted EBITDA margin	10.2%	8.0%	10.4%	7.1%

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Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$12.9	$10.9	$33.4	$(36.1)
Expenditures for property and equipment	(3.9)	(7.6)	(7.8)	(13.4)
Free cash flow	$9.0	$3.3	$25.6	$(49.5)
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com